Exhibit 99.2

CONFIRMA, INC.
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009 and 2008

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009 and 2008

Page

Consolidated Balance Sheets	3-4

Consolidated Statements of Operations	5

Consolidated Statements of Deficit in Stockholders’ Equity	6-7

Consolidated Statements of Cash Flows	8-9

Notes to Consolidated Financial Statements	10-31

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2009 and 2008
(Unaudited)

ASSETS

	2009	2008
Current assets:
Cash and cash equivalents	$3,170,395	$5,866,321
Accounts receivable, net of allowances for doubtful accounts and sales returns totaling $531,000 and $432,000, respectively	2,199,274	4,233,902
Inventories	365,535	568,616
Prepaid expenses and other current assets	355,489	418,312
Total current assets	6,090,693	11,087,151

Property and equipment, net	1,149,514	1,559,912
Accounts receivable, long-term	27,808	57,711
Other assets	277,817	541,867
	$7,545,832	$13,246,641

See accompanying notes.

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
June 30, 2009 and 2008
(Unaudited)

LIABILITIES AND DEFICIT IN STOCKHOLDERS’ EQUITY

	2009	2008
Current liabilities:
Line of credit	$1,039,925	$2,231,775
Accounts payable	1,540,931	2,177,080
Accrued liabilities	740,147	904,677
Deferred revenues	6,176,116	9,205,916
Current portion of note payable	960,000	960,000
Current portion of capital lease obligations	168,928	191,181
Total current liabilities	10,626,047	15,670,629

Deferred revenues	1,729,736	2,817,752
Note payable, net of current portion	960,000	1,440,000
Capital lease obligations, net of current portion	95,396	233,395
	13,411,179	20,161,776
Deficit in stockholders’ equity:
Preferred stock – authorized 241,483,009 shares, no par value, respectively:
Series A-1 convertible preferred stock – designated 19,403,295 shares; aggregate liquidation preference of $3,352,889	2,974,425	2,974,425
Series B-1 convertible preferred stock – designated 132,079,714 shares; aggregate liquidation preference of $21,668,185	19,651,723	19,651,723
Series C convertible preferred stock – designated 90,000,000 shares; aggregate liquidation preference of $14,905,438	14,623,425	14,623,425
Common stock – no par value, authorized 300,000,000 shares	279,780	272,469
Additional paid-in capital	4,341,198	4,028,574
Accumulated other comprehensive income	(9,235)	(10,850)
Accumulated deficit	(47,726,663)	(48,454,901)
Total deficit in stockholders’ equity	(5,865,347)	(6,915,135)
	$7,545,832	$13,246,641

See accompanying notes.

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
June 30, 2009 and 2008
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Software license and maintenance revenue	$3,759,919	$3,759,585	$7,940,839	$7,903,366
Cost of revenue:
Hardware costs and licensing fees	405,942	645,403	912,121	1,589,472
Maintenance and support costs	328,542	523,441	684,246	1,047,050
	734,484	1,168,844	1,596,367	2,636,522
Gross profit	3,025,435	2,590,741	6,344,472	5,266,844

Operating expenses:
Sales and marketing	1,169,301	2,886,543	2,325,812	5,809,467
Research and development	424,002	889,271	821,185	1,650,624
General and administrative	1,180,147	1,379,118	2,280,940	2,522,679
	2,773,450	5,154,932	5,427,937	9,982,770
Operating income (loss)	251,985	(2,564,191)	916,535	(4,715,926)

Other income (expense):
Interest expense	(56,019)	(164,853)	(109,171)	(291,367)
Interest income	5,972	29,861	19,581	74,578
Other income	12,583	37,631	18,342	48,437
Other expense	-	(200,007)	(443)	(173,218)
Total other expense, net	(37,464)	(297,368)	(71,691)	(341,570)
Net income (loss):	$214,521	$(2,861,559)	$844,844	$(5,057,496)

See accompanying notes.

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF DEFICIT IN STOCKHOLDERS’ EQUITY
Six Months Ended June 30, 2009 and 2008
(Unaudited)

	Series A/A-1 Convertible		Series B/B-1 Convertible		Series C Convertible
	Preferred Stock		Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2008	19,403,295	$2,974,425	125,394,591	$19,651,723	85,768,943	$14,538,974
Issuance of common stock upon exercise of options	-	-	-	-	-	-
Stock option compensation expense	-	-	-	-	-	-
Stock options issued to non-employees	-	-	-	-	-	-
Series C preferred stock issuance	-	-	-	-	489,378	84,451
Foreign currency translation adjustment	-	-	-	-	-	-
Net loss	-	-	-	-	-	-
Balance at June 30, 2008	19,403,295	$2,974,425	125,394,591	$19,651,723	86,258,321	$14,623,425

Balance at January 1, 2009	19,403,295	$2,974,425	125,394,591	$19,651,723	86,258,321	$14,623,425
Stock option compensation expense	-	-	-	-	-	-
Stock options issued to non-employees	-	-	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	-
Net income	-	-	-	-	-	-
Balance at June 30, 2009	19,403,295	$2,974,425	125,394,591	$19,651,723	86,258,321	$14,623,425

See accompanying notes.

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF DEFICIT IN STOCKHOLDERS’ EQUITY, continued
Six Months Ended June 30, 2009 and 2008
(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive		Total Comprehensive
	Shares	Amount	Capital	Deficit	Income	Total	Income (Loss)
Balance at January 1, 2008	1,813,089	$262,130	$3,760,775	$(43,397,405)	$(2,964)	$(2,212,342)
Issuance of common stock upon exercise of options	82,000	10,339	-	-	-	10,339
Stock option compensation expense	-	-	260,431	-	-	260,431
Stock options issued to non-employees	-	-	7,368	-	-	7,368
Series C preferred stock issuance	-	-	-	-	-	84,451
Foreign currency translation adjustment	-	-	-	-	(7,886)	(7,886)	(7,886)
Net loss	-	-	-	(5,057,496)	-	(5,057,496)	(5,057,496)
Balance at June 30, 2008	1,895,089	$272,469	$4,028,574	$(48,454,901)	$(10,850)	$(6,915,135)	(5,065,382)

Balance at January 1, 2009	1,983,840	$279,780	$4,200,180	$(48,571,507)	$(12,746)	$(6,854,720)
Stock option compensation expense	-	-	140,681	-	-	140,681
Stock options issued to non-employees	-	-	337	-	-	337
Foreign currency translation adjustment	-	-	-	-	3,511	3,511	3,511
Net income	-	-	-	844,844	-	844,844	844,844
Balance at June 30, 2009	1,983,840	$279,780	$4,341,198	$(47,726,663)	$(9,235)	$(5,865,347)	848,355

See accompanying notes.

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2009 and 2008
(Unaudited)

	2009	2008
Cash flows from operating activities:
Net income (loss)	$844,844	$(5,057,496)
Adjustments to reconcile net income (loss) to net
cash and cash equivalents used in operating activities:
Depreciation and amortization	234,608	226,778
Impairment loss	87,000	143,724
Stock-based compensation expense	141,018	267,799
Amortization of loan discount	-	119,768
Loss on disposal of property and equipment	21,278	3,189
Changes in operating assets and liabilities:
Accounts receivable	1,410,991	(332,744)
Inventories	31,469	(174,070)
Prepaid expenses and other assets	87,306	(30,083)
Accounts payable	(488,119)	(1,276,793)
Accrued liabilities	53,148	(536,869)
Deferred revenues	(2,965,430)	1,722,752
Net cash and cash equivalents used in operating activities	(541,887)	(4,924,045)

Cash flows from investing activities:
Purchase of property and equipment	(14,362)	(237,052)
Proceeds from disposal of equipment	3,296	-
Net cash and cash equivalents used in investing activities	(11,066)	(237,052)

Cash flows from financing activities:
Proceeds from exercise of stock options	-	10,339
Proceeds from Series C preferred stock issuance, net	-	84,451
Proceeds from borrowing on note payable	-	2,400,000
Principal payments on note payable	(480,000)	(2,555,616)
Net borrowings (repayments) on line of credit	(875,000)	764,253
Principal payments on capital lease obligations	(101,104)	(86,964)
Net cash and cash equivalents provided by (used in) financing activities	(1,456,104)	616,463
Net decrease in cash and cash equivalents	(2,009,057)	(4,544,634)
Cash and cash equivalents at beginning of period	5,179,452	10,410,955
Cash and cash equivalents at end of period	$3,170,395	$5,866,321

See accompanying notes.

CONFIRMA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
Six Months Ended June 30, 2009 and 2008
(Unaudited)

	2009	2008
Supplemental disclosure of non-cash investing and
financing activity -
Assets purchased under capital leases	$20,244	$140,433

Supplemental disclosure of cash flow information -
Cash paid during the period for interest	$110,060	$190,230

See accompanying notes.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2009 and 2008

1.	SUMMARY OF BUSINESS AND ACCOUNTING POLICIES

Confirma, Inc. (a Washington corporation, referred to as “the Company”, “we”, “our”, or “us”) develops and markets computer systems for processing and presentation of data from magnetic resonance imaging studies.  Our systems are used by radiologists to facilitate the interpretation of examination results and the planning of interventional procedures.  The Company’s wholly owned subsidiary, Medical Imaging Education, LLC, provides CADstream training to customers, potential customers and others in the medical field.  Confirma Europe LLC and its subsidiary Confirma GmbH were established in September of 2006 for the sale and servicing of Company products in Europe.

Principles of consolidation – The accompanying consolidated financial statements include the accounts of Confirma, Inc., and its wholly owned subsidiaries; Medical Imaging Education LLC, Confirma Europe LLC, and Confirma GmbH.  All intercompany balances and transactions have been eliminated in the presentation of the financial statements.

Revenue recognition – The Company recognizes revenue in accordance with Statement of Position No. 97-2, Software Revenue Recognition (“SOP 97-2”), as amended by Statement of Position No. 98-9, Modification of SOP 97-2 Software Revenue Recognition, with Respect to Certain Transactions (“SOP 98-9”).  These statements require that revenue not be recognized until there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed and determinable, and collectability is probable. If an arrangement includes multiple elements, revenue is to be recognized for delivered elements only when vendor specific objective evidence (“VSOE”) of fair value has been established for all undelivered elements in the arrangement. Revenue is allocated among the elements using the residual method, as defined in SOP 98-9. Under the residual method defined in SOP 98-9, the amount allocated to undelivered elements is equal to their fair value as established by VSOE.  Revenue excludes taxes collected for remittance to governmental bodies.

The Company’s revenue is generated from the following sources:

•	Computer system licenses,
•	Provision of post-contract support and maintenance services on licensed systems, commonly referred to as “PCS”, and
•	Training, education and maintenance services and sales of accessories and peripheral equipment

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

1.	SUMMARY OF BUSINESS AND ACCOUNTING POLICIES, continued

Revenue recognition, continued

System Licenses: Our standard licensing arrangements include services not essential to the operation of the software and twelve months of bundled support.   Until September 1, 2008, we recognized the entire fee ratably over the term of the bundled PCS, commencing upon delivery of the essential services.  We have determined that effective September 1, 2008 we have VSOE for PCS and implementation services.  Revenues from systems sold by us to the end customers after that date are recognized when the system is installed and customer orientation is complete unless it is determined that those services will not be necessary.

We have one major customer that is a reseller of our systems under a master agreement expiring in September 2010.  Our agreement with that customer requires us to provide installation, user training, service and support at contractual rates, but only to customers in specified geographical locations.  For these sales, revenues on the system license element of the transaction are recognized upon shipment to the reseller.  Revenues associated with implementation services and PCS are initially deferred and recognized at the time of performance, or at such time that we determine such services are unlikely to be utilized.

We also previously sold systems on a fee per use basis.  We recognize revenue on those systems when usage is reported or when additional units are purchased.  If we have no contact or other indications of usage for two years, we recognize any remaining deferred revenue.

Post-Contract Support:  Our PCS includes technical support and rights to unspecified enhancements and minor upgrades, if and when issued.  Fees from PCS contracts are recognized as revenues ratably over the term of the PCS.  The value ascribed to PCS bundled with new end-user licenses was based upon the average realized fee for PCS sold to renewal customers for a period prior to our conclusion that VSOE had been established.  Our agreement with our major customer provides a two tier rate structure, depending on the end user’s operating environment.  VSOE for transactions with our major customer has been based on a weighted average of the contractual rates for PCS.

Services, Equipment and Accessories:  Revenues are recognized at the time of delivery.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

1.	SUMMARY OF BUSINESS AND ACCOUNTING POLICIES, continued

Cash and cash equivalents – The Company considers all highly liquid securities and debt instruments purchased with an original maturity of three months or less to be cash equivalents. All cash and cash equivalents are pledged as collateral under the Company’s credit agreements.  As discussed in Note 8, the Company’s credit agreements require the Company to maintain certain minimum cash balances.  As a result, we maintain deposits in federally insured financial institutions in excess of federally insured limits. We do not believe we are exposed to significant credit risk due to the financial position of the depository institution in which those deposits are held.

Accounts receivable – The majority of the Company’s accounts receivable is due from hospitals and radiology practices. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Accounts receivable are generally due within thirty days and are stated at amounts due from customers. Accounts outstanding longer than the contractual payment terms are considered past due.  The Company maintains an allowance for doubtful accounts that is determined by considering a number of factors including the Company’s previous loss history and specific analysis of past-due receivables and customer financial condition.  Accounts receivable are written off when it is determined that collection is unlikely.  The allowance also includes a reserve for sales returns and other adjustments which is based on known and likely adjustments.

Concentrations – Essentially all of the Company’s revenues are directly or indirectly derived from its CADstream product.  Revenues attributable to Medical Imaging Education, LLC, Confirma Europe, LLC and Confirma GmbH collectively represent less than 5% of total revenues of the Company.

The Company had one customer representing approximately 36% and 25% of revenues for the six months ended June 30, 2009 and 2008, respectively.  Accounts receivable from this customer represents 38% of accounts receivable at June 30, 2008.

Inventories – Inventories consist primarily of computer systems and related items are stated at the lower of cost (first-in, first-out) or market (net realizable value).  During 2008, the Company entered into a settlement on outstanding litigation with a vendor whereby the Company committed to purchasing $319,357 of product from that vendor within one year of the settlement date of November 18, 2008.  Due to concerns regarding the current marketability and realizable value of the product, at December 31, 2008 management accrued a liability and simultaneously recognized an impairment expense of $319,357 which was included in research and development expense in the consolidated statements of operations for the year ended December 31, 2008.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

1.	SUMMARY OF BUSINESS AND ACCOUNTING POLICIES, continued

Property and equipment – Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is charged to operations over the estimated useful service period of assets using either the straight-line or accelerated methods. The estimated useful lives of property and equipment range from three to seven years. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term or the estimated useful lives of the improvements. The Company uses accelerated depreciation for tax purposes.

Software development costs – We account for software development costs in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed (“SFAS 86”). Costs incurred in the research and development of new software products and significant enhancements to existing software products are expensed as incurred until the technological feasibility of the product has been established. Technological feasibility generally occurs shortly before our software products are released to production, and costs eligible for capitalization are therefore not material. Accordingly, except for a non-transferrable license for externally developed software purchased and related costs that are included in other assets, no software development costs were capitalized in 2009 or 2008.

Impairment of long-lived assets – The Company assesses the impairment of long- lived assets whenever events of changes in business circumstances indicate that the carrying value of an asset may not be recoverable. When such an event occurs, management determines whether impairment has occurred by comparing the anticipated undiscounted future cash flows of the asset to its carrying value. The factors considered by management in performing this assessment include operating results, trends, and prospects, as well as the effects of obsolescence demand, competition and other economic factors. The amount of recognized impairment loss would be the excess of an asset’s carrying value over its fair value.  During the six months ended June 30, 2009 and 2008, $87,000 and $143,724, respectively, was established as a reserve for impairment of third-party software licensed for inclusion in Company products that had not been placed into service.  The impairment charges were included in research and development expense.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

1.	SUMMARY OF BUSINESS AND ACCOUNTING POLICIES, continued

Stock-based compensation – Prior to January 1, 2006, the Company accounted for stock-based compensation under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations, as permitted by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”).  Under this guidance, the Company recognized non-cash compensation expense for stock options by measuring the excess, if any, of the estimated fair value of the common stock at the date of grant over the amount an employee must pay to acquire the stock and amortizing that excess on a straight-line basis over the vesting period of the applicable stock options.  Additional paid-in capital and deferred compensation were recorded at the date of the grants to reflect the intrinsic value of the awards.  Under APB 25, the deferred compensation was amortized to expense over the vesting periods on a straight-line basis, with adjustments to forfeitures as they occurred.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“SFAS 123R”) using the modified prospective transition method.  Under that transition method, compensation cost recognized on or after January 1, 2006 includes compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and compensation cost for all share-based payments granted on or after January 1, 2006, based on the grant date fair value estimated in accordance with SFAS 123R.  Results for prior periods were not restated.  Under SFAS 123R, compensation is recorded over the vesting period directly to additional paid-in capital.  Thus, upon adoption, the Company eliminated the deferred compensation balance related to employee stock options with an offsetting reduction to additional paid-in capital.

Income taxes – The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and on the expected future tax benefit to be derived from the net operating loss carryforward. Additionally, deferred tax items are measured using current rates. A valuation allowance is established if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Advertising – Advertising costs are expensed as incurred and totaled $1,722 and $9,540 for the three and six months ended June 30, 2009 and are $4,059 and $18,900 for the three and six months ended June 30, 2008, respectively.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

1.	SUMMARY OF BUSINESS AND ACCOUNTING POLICIES, continued

Shipping and handling fees – Shipping and handling fees charged to customers during the three and six months ended June 30, 2009 and the three and six months ended June 30, 2008 totaling $8,918 and $19,648 respectively, and $5,607 and $15,105 respectively, and are included in software license and maintenance revenue.  Shipping and handling costs during the three and six months ended June 30, 2009 and the three and six months ended June 30, 2008 totaling $24,201and $48,315, respectively and, $31,362 and $58,836, respectively, are included in direct product and related expenses in the statements of operations.

Research and development costs – Research and development costs are charged to expense as incurred.

Use of estimates – In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risk of technological change – The software development industry is characterized by rapid technological change, changes in customer requirements, frequent new service and product introductions and enhancements, and emerging industry standards. The introduction of services or products embodying new technologies and the emergence of new industry standards and the practices can render existing services or products obsolete and unmarketable. The Company’s future success will depend, in part on its ability to develop leading technologies, enhance its existing services and products, and develop new services and products that address the increasingly sophisticated standards and practices on a timely and cost-efficient basis. If the Company is unable, for technical or other reasons, to develop and introduce new services and products or enhancements of existing services and products in a timely manner in response to changing market conditions or customer requirements, or if new services and products do not achieve market acceptance, the Company’s business, financial condition and operating results will be materially adversely affected.

Contingencies – In accordance with Statement of Financial Accounting Standards No. 5 Accounting for Contingencies, the Company accrues estimated losses from loss contingencies when an identified loss is probable and the amount of loss can be reasonably estimated.

Reclassifications – Certain amounts in the prior period financial statements have been reclassified to conform to the current presentation.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

2.	CAPITAL RESOURCES AND PENDING MERGER

The Company’s product and market development efforts have consumed substantial amounts of cash and it has incurred significant operating losses since inception.  Indications are that operating losses may continue.  The Company has funded its activities to date primarily through the issuance of equity securities, sales of computer system licenses and related services, and borrowings from banks.

On August 7, 2009, the Company, Merge Healthcare Incorporated (“Merge”), and Merge Acquisition Corporation, a newly formed wholly-owned subsidiary of Merge ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby Merger Sub will merge with and into Confirma, with Confirma surviving as a wholly-owned subsidiary of Merge. The Company expects the transaction to be completed in September 2009.  The aggregate consideration to be received by shareholders of Confirma is approximately $22 million, subject to adjustment as set forth in the Merger Agreement, which will be paid in the form of common stock of Merge.  The allocation of the proceeds among shareholders will be based on prioritizations set forth in the articles of incorporation, bylaws, investor rights agreements and related governing documents.

The Merger Agreement contains customary representations, warranties and covenants by the parties. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire Confirma and to certain restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for the Company and Merge and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Merge a termination fee of $1,500,000 or, in connection with the termination of the Merger Agreement under other specified circumstances, Merge will be required to pay the Company a termination fee of $1,000,000.

In addition, certain shareholders of Confirma have agreed to enter into a voting agreement pursuant to which such shareholders have committed to vote in favor of the transaction at a special meeting of Confirma's shareholders called for the purposes of approving the transactions contemplated by the Merger Agreement. Such shareholders hold a sufficient number of shares of Confirma to approve the transaction.

The Company’s current business plans as an independent entity anticipate expenditures for product development and commercialization efforts during the next 12 months that are in excess of available capital, credit lines and expected cash flow from operations.   If the pending merger transaction were not to be completed as planned, the Company would need to obtain additional capital.  In the event additional needed capital cannot be obtained or obtained on terms acceptable to Company shareholders, the Company may be obliged to delay, reduce in scope, or terminate planned product development and commercialization efforts.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

2.	CAPITAL RESOURCES AND PENDING MERGER, continued

In connection with the transaction, the Company has incurred investment banking fees, and various other obligations that are contingent for the Company.  Other agreements entered into by the Company have contingent provisions that are triggered upon the sale of the Company or other events that may arise as a result of the transaction.  These contingent obligations will be recognized should the transaction be completed.  The transaction also accelerated the vesting of stock options outstanding.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable consist of the following at June 30:

	2009	2008

Trade accounts receivable	$2,724,189	$4,662,969
Other receivables	6,085	2,933
	2,730,274	4,665,902
Less allowance for bad debts and other adjustments	531,000	432,000
	$2,199,274	$4,233,902

4.	INVENTORIES

Inventories consist of the following at June 30:

	2009	2008

Computer systems and monitors, net of reserves	$189,321	$95,118
Computer systems at customer locations pending installation and orientation	127,820	455,156
Evaluation systems	48,394	18,342
	$365,535	$568,616

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

5.	PROPERTY AND EQUIPMENT, NET

Net property and equipment consists of the following at June 30:

	2009	2008

Computer equipment and software	$1,481,780	$1,476,186
Office furniture and fixtures	546,676	499,376
Leasehold improvements	250,949	242,954
	2,279,405	2,218,516
Less accumulated depreciation and amortization	1,058,751	614,859
Less fixed asset allowance for impairment	71,140	71,140
	1,149,514	1,532,517
Assets not placed into service	-	27,395
	$1,149,514	$1,559,912

6.	OTHER ASSETS

Other assets consist of the following at June 30:

	2009	2008

Software license, net of impairment reserve	$144,794	$366,202
Cash restricted as security for letter of credit for facilities	126,600	168,800
Deposits and other assets	6,423	6,865
	$277,817	$541,867

7.	ACCRUED LIABILITIES

Accrued liabilities consist of the following at June 30:

	2009	2008

Vacation	$257,645	$298,604
Sales, business and payroll taxes	246,694	217,323
Compensation	174,063	142,540
Deferred rent	39,210	38,631
Severance	11,705	129,317
Benefits	7,811	33,263
Interest	3,019	5,847
Insurance	-	20,564
Sublease rent deposits	-	18,588
	$740,147	$904,677

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

8.	FINANCING ARRANGEMENTS

At the end of 2007, the Company owed $1,467,522 under a secured revolving credit line and $2,555,616 less unamortized discount of $119,768 on a term loan.  These loans were repaid in April 2008 with the proceeds from a new credit arrangement with another bank.

Under the new agreement, the Company obtained a $2,400,000 term loan, repayable in 30 equal monthly installments of principal plus accrued interest commencing in January 2009. Interest on the term loan accrues at a rate equal to 1.00% over the prime rate (5.00% at June 30, 2009). Borrowings under the new $4,000,000 revolving credit line permit borrowing of up to 80% of eligible accounts receivable and bear interest at 0.50% over the prime rate (4.50% at June 30, 2009). The loans are secured by a blanket lien on all of the Company’s tangible and intangible assets and require the Company to maintain a minimum cash balance of $5,000,000 in accounts with the lender and obtain lender approval prior to undertaking major corporate actions and timely filing of financial statements.

Effective January 2009, the agreement was amended.  The amended terms reduce the revolving line of credit to $2,500,000, with borrowings available under the line limited to 75% of eligible accounts, as defined.  The agreement also requires the Company to maintain certain financial liquidity ratios and achieve other milestones.  The maturity date of the revolving line of credit was extended to May 31, 2009.  The amendment also revised the minimum cash balance requirement to require a minimum amount equivalent to the amount outstanding under the term loan.

At various times through April 23, 2009, the Company was not in compliance with certain requirements under the credit agreement.  On May 20, 2009, the Company and the bank entered into an amendment agreement that waived the prior defaults, established revised requirements, and extended the maturity date of the revolving line of credit to August 31, 2009.  This amendment also increased the rate charged to prime rate plus 3.0% on the revolving line of credit and prime rate plus 3.5% on the term loan.

Future minimum payments due under the new term loan for the twelve month periods ending June 30 are as follows:

2010	$960,000
2011	960,000
$1,920,000

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

9.	CONVERTIBLE NOTES PAYABLE

In 2005, the Company issued convertible promissory notes in the principal amount of $1,010,599, and issued warrants to purchase 1,684,332 shares of the Company’s common stock. The notes were due and payable, upon demand by the holder, at any time after one year from the date of issuance or upon an event of default as defined in the agreement.  The notes bore interest at 8% per annum; and are secured by all assets of the Company, but are subordinated to the security agreement in connection with the line of credit and term loan (see Note 8).

In 2006, the Company issued convertible promissory notes in the principal amount of $2,000,000, and issued warrants to purchase 324,324 shares of the Company’s common stock. The notes were due and payable, upon demand by the holder, at any time after one year from the date of issuance or upon an event of default as defined in the agreement.  The notes bore interest at 8% per annum; and were secured by all assets of the Company, but are subordinated to the security agreement in connection with the line of credit and term loan (see Note 8).

During 2007, the Company issued convertible promissory notes in the principal amount of $3,000,000, and issued warrants to purchase 486,486 shares of the Company’s Series B preferred stock.  The notes were due and payable on December 31, 2007, bore interest at 8% per annum; and were secured by all assets of the Company, but were subordinated to the security agreement in connection with the line of credit and term loan (see Note 8).  In December 2007, in anticipation of the impending Series C issuance, the Company issued convertible promissory notes in the principal amount of $430,000.

The notes and detachable warrants were accounted for under the provisions of APB Opinion 14, Accounting for Convertible Debt Issued with Stock Purchase Warrants, EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27: Application of Issue No.98-5 to Certain Convertible Instruments.

In 2007, 2006 and 2005, respectively, $515,834, $162,783, and $326,636 of debt proceeds was attributed to the warrants and the same amount was allocated to the embedded beneficial conversion feature contained in the debt, resulting in total debt discounts of $1,031,668, $325,566, and $653,272 with corresponding credit to additional paid-in capital. The total debt discount from the warrants and the beneficial conversion feature were amortized to interest expense over the term of the underlying debt using the effective interest method.

Concurrent with the December 2007 sale of Series C preferred stock (See Note 11), substantially all of the convertible note principal and related accrued interest was converted into 21,661,436 shares of Series B-1 preferred stock and 21,066,478 shares of Series C preferred stock.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

10.	CAPITAL LEASE OBLIGATIONS

The Company leases certain office equipment under capital lease agreements. The leases are non-cancelable and expire on various dates through 2012. The agreements include a master lease agreement that provides for up to $400,000 of leased assets.  As of June 30, 2009, two leases were executed under the agreement with initial advances totaling $224,013.

The future minimum lease payments at June 30, 2009, together with the present value of those lease payments, at interest rates ranging from 8.44% to 23.10% are as follows:

Twelve Month Periods Ending June 30:

2010	$200,821
2011	75,887
2012	20,906
2013	1,035
298,649
Less amount representing interest	34,325
Present value of future minimum lease payments	264,324
Less current portion of capital lease obligation	168,928
Capital lease obligation, net of current portion	$95,396

Equipment acquired under capital leases had a cost of $655,495 and $621,871 and accumulated depreciation of $316,287 and $169,196 at June 30, 2009 and 2008, respectively.  Amortization expense related to equipment acquired under capital leases is included in depreciation expense.

11.	DEFICIT IN STOCKHOLDERS’ EQUITY

Series C stock sale and recapitalization – In December 2007, the Company sold 61,887,152 shares of new Series C preferred stock at a price of $0.1728 per share and received $10,412,201, net of expenses.  As discussed in Note 9, $3,640,287 of convertible notes payable and related accrued interest were converted into 21,066,478 shares of Series C preferred stock.  The Company also issued an additional 2,815,313 shares of Series C preferred stock upon the cashless exercise of warrant rights.  Concurrent with the Series C sale, the Company effected a recapitalization whereby shares of Series A and B preferred stock were converted into 9.68 shares of new Series A-1 and 11.71 shares of new Series B-1 preferred stock, respectively.  In a second Series C closing following a rights offering, an additional 489,378 shares of Series C preferred stock were sold in 2008 and the Company received $84,451.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

11.	DEFICIT IN STOCKHOLDERS’ EQUITY, continued

Authorized stock – The Company has authorized for issuance 541,483,009 shares of no par value capital stock, consisting of 241,483,009 shares of preferred stock and 300,000,000 shares of common stock. Of the preferred shares, the Company has designated three series of convertible preferred stock: 19,403,295 shares as Series A-1, 132,079,714 shares as Series B-1, and 90,000,000 shares as Series C.

Liquidation preference – In the event of certain liquidating transactions, the holders of Series C preferred stock are entitled to receive an amount up to $0.1728 per share in lieu of converting shares into common stock. Holders of Series A-1 and B-1 preferred stock are entitled to receive, in lieu of conversion into common shares, an amount equal to $0.1728 per share from any funds remaining after satisfaction of the Series C preference.  If funds available after satisfaction of the Series C preference are insufficient to permit the payment of the total A-1 and B-1 preference amounts, the entire assets and funds of the Company legally available for distribution will be shared ratably among the A-1 and B-1 preferred stockholders. If funds remain after payment of the preferred stock preference amounts, all such remaining assets are to be distributed ratably to the common stock holders.

Conversion – Each share of Series A-1, B-1, and C preferred stock is convertible at the option of the holder into common stock, at rates subject to certain adjustments based on subsequent sales of equity securities. Each share of preferred stock automatically converts into shares of common stock upon a qualified public offering or written consent of 66-2/3% of the holders of the then outstanding shares of preferred stock voting together as a single class. At June 30, 2009, each share of preferred stock was convertible into one share of common stock.

Redemption – Upon the receipt of a written request of the holders of not less than 66-2/3% of the outstanding shares of Series C preferred on or after March 21, 2012, the Company shall redeem all Series C preferred stock outstanding at a price equal to $0.1728 per share plus all declared and unpaid dividends. The redemption price is payable within thirty days after receipt of the redemption notice. The Company shall notify Series A-1 and B-1 preferred stock holders upon the receipt of a Series C redemption request. At which time Series A-1 and B-1 shareholders, voting as separate classes, may with a 66-2/3% vote to elect to participate in the redemption request. If funds legally available for the redemption of shares is insufficient to redeem the total number of electing shares, those funds will be used first to redeem Series C preferred shares, thereafter, the Series A-1 and B-1 preferred, on a pari passu basis, together as a single class. The shares of any electing series not redeemed remain outstanding and are entitled to their original rights, preferences, and privileges. At any time thereafter when additional funds are available for the redemption of the electing series, such funds will be immediately used to redeem the balance of the shares.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

11.	DEFICIT IN STOCKHOLDERS’ EQUITY, continued

Voting rights – Each holder of preferred stock shall have the right to vote for each share of common stock into which such preferred stock is convertible.  Certain stockholders have entered into a voting agreement that provides certain representation within the Board of Directors (“the Board”) for specified investors.

Dividend rights – Each preferred stock shall rank on parity with respect to the payment of dividends.  The preferred stock holders are entitled to receive dividends out of any assets legally available, when, as and if declared by the Board.  No dividend shall be paid with respect to any common stock unless the preferred stock holders are first paid all declared and unpaid dividends.  The right to dividends is not cumulative.  After payment of preferred stock dividends, any additional dividends or distributions shall be distributed among the holders of preferred and common stock pro rata based on the number of shares of common stock then held by each holder (assuming conversion of all preferred stock into common stock).

12.	STOCK OPTION PLANS

The Company has adopted two stock option plans, the 1998 Stock Option Plan (“1998 Plan”) and the 2000 Stock Option Plan (“2000 Plan”) providing for the granting of options to purchase shares of common stock to officers, employees, members of the board, consultants, and advisors. The Company had reserved 700,000 shares of common stock for issuance under each of the plans, and any remaining shares available for grant under the 1998 Plan are also available for purposes of granting under the 2000 Plan. In November 2002, the Board increased the number of options available for grant to a total of 2,700,000, inclusive of the stock options then remaining outstanding under the 1998 Plan. In 2005, the Company’s articles of incorporation were amended which increased the number of options available for grant to a total of 4,200,000 options under these plans.  During 2006 the total number of options available for grant was increased to 5,200,000.  During 2007 the total number of commons stock reserved and available for issuance under the plans was increased to 42,145,417.

The Board is authorized to administer both of the plans, and establish the stock option terms, including the grant price and vesting period. Options granted generally vest and become exercisable ratably over four years of continued employment or service as defined in each option agreement. Options granted may be designated as qualified or nonqualified at the discretion of the Board. Options granted are exercisable over a period of time, not to exceed ten years, and are subject to other terms and conditions as determined by the Board.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

12.	STOCK OPTION PLANS, continued

During 1998, the Company granted 480,000 stock options to its former Chief Executive Officer and 831,500 stock options to the Company’s founder who is also a member of the Board and serves as a consultant to the Company. These option grants are outside of the 1998 Plan. In June 2004, 330,000 stock options granted to its former Chief Executive Officer expired and are no longer available for exercise.  During 2008 the 831,500 options granted to the Company’s founder expired and are no longer available for exercise.

During 2001, the Board approved a resolution to the 2000 Plan, which provides for acceleration of vesting upon the completion of a corporate transaction, as defined in the 2000 Plan. The resolution requires 50% acceleration of unvested options for certain employees with less than one year of employment as of August 21, 2001 and 100% acceleration of unvested options for certain employees with over one year of employment as of August 21, 2001. During 2003, the Board approved an additional resolution to the 2000 Plan, which provides for the full acceleration upon a sale of the Company or similar transactions and any forfeiture provisions to which such shares are subject shall lapse. In such case, the 2000 Plan participants will be notified that the unvested portion of the option is exercisable for a specified time period, after which, provided the transaction has occurred, all options shall terminate and cease to remain outstanding.

During 2008, the Company tendered an offer to existing option holders whereby existing option holders were given the opportunity to exchange their existing options for options to purchase a greater number of shares at an exercise price of $0.08 per share.  Vesting and expiration of the new options were a continuation of each holder’s prior option holdings. The incremental cost of the option exchange was approximately $212,000.

The fair value for options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Six Months Ended
	6/30/2009	6/30/2008

Risk-free interest rates	2.87%	3.21 to 3.73%
Expected dividend yield	0.00%	0.00%
Expected volatility	55.00%	55.00%
Expected life of newly issued options
Employees	7 years	7 years
Non-employees	Contractual life	Contractual life

The risk free interest rates used in estimating the fair value of options is based on the U.S. Treasury zero-coupon securities using the expected life of the options.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

12.	STOCK OPTION PLANS, continued

The total compensation expense recognized during the three and six months ended June 30, 2009 related to options granted to employees was $70,000 and $140,681, respectively, and for the three and six months ended June 30, 2008 was $200,465 and $260,431, respectively.  In calculating stock-based compensation expense, the Company used an estimated forfeiture rate of 14% in 2009 and 2008.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 (as amended) and EITF Issue no. 96-18 Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with, Selling Goods or Services.  All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the equity instrument issued, which the Company deems more reliably measurable than the fair value of consideration received.  The measurement date of the fair value of the equity instrument issued is the earlier of the date on which counterparty’s performance, or obligation to perform, is complete or the date on which it is probable that the performance will occur.  During the three and six months ended June 30, 2009 and the three and six months ended June 30, 2008, the Company recognized  $0 and $337, respectively, and $6,098 and $7,368, respectively, in general and administrative expense related to options granted to non-employees.

Management evaluates the appropriateness of its underlying assumptions annually and allocates fair value changes from the preceding measurement ratably through the year.  To assist in validating its assumptions in 2006, the Company obtained a valuation of the Company’s common stock from an external valuation firm.  Working with management, the valuation firm identified a peer group of publicly traded companies.  Valuation calculations, including volatility, were based on that peer group.  In 2009 and 2008, valuation assumptions were determined by management based on information contained in the 2006 analysis and the value of shares implied by the Series C preferred stock offering.

Options with graded vesting are valued as single awards and expensed using the straight-line attribution method over the vesting period.   During the six months ended June 30, 2008, the Company issued 82,000 shares of common stock, resulting from the exercise of stock options.  As of June 30, 2009 and 2008, the unrecognized compensation cost related to unvested stock options totals $260,750 and $636,140, respectively.

The weighted-average fair value of options granted during the six months ended June 30, 2009 and 2008 was $0.046 and $0.018, respectively.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

12.	STOCK OPTION PLANS, continued

The following table summarizes stock option activity, including options granted outside for the plans, for the six months ended June 30, 2009 and 2008:

	Options	Weighted Average
	Outstanding	Exercise Price

Outstanding at December 31, 2007	4,826,760	$0.21
Granted	26,034,822	$0.08
Exercised	(82,000)	$0.13
Forfeited	(2,355,749)	$0.10
Outstanding at June 30, 2008	28,423,833	$0.08

Outstanding at December 31, 2008	26,122,676	0.09
Granted	25,000	$0.10
Forfeited	(161,122)	$0.59
Outstanding at June 30, 2009	25,986,554	$0.09

Management has determined that the aggregate intrinsic value of options outstanding and the intrinsic value of options vested or expected to vest was not significant at June 30, 2009 or 2008.  The aggregate intrinsic value of stock options is calculated as the difference between the fair value of shares and the exercise price at the end of the end of the reporting period.  The total options vested and expected to vest were 25,320,048 and 26,489,845 at June 30, 2009 and 2008, respectively.

The following table summarizes information about stock options outstanding and exercisable at June 30, 2009:

Exercise Price	Number of Options	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number of Exercisable Options

$0.08	24,945,867	6.26 years	$0.08	20,284,985
$0.15	860,045	5.81 years	$0.15	860,045
$0.50	177,242	7.44 years	$0.50	177,242
$0.70	3,400	6.31 years	$0.70	3,400
	25,986,554	6.25 years	$0.09	21,325,672

Additional information pertaining to option exercises during the six months ended June 30, 2009 and 2008 is as follows:

	2009	2008
Total cash received for options exercised	$-	$10,339

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

13.	STOCK WARRANTS

Warrants to purchase Series B preferred stock – Between 2000 and 2007 warrants to purchase 1,430,285 Series B preferred shares at $1.85 per share were issued to various parties in connection with convertible note, bank credit, and lease financings.  During 2007, in connection with the Series C Financing and Recapitalization described in Note 9, warrants for 865,982 Series B shares were exchanged for 379,324 shares of Series B-1 preferred stock and 2,815,313 shares of Series C preferred stock.  The remaining warrants may be exercised to purchase shares of Series B-1 stock and expire as follows:

Number of Shares of Series B-1 Stock That Can be Purchased Under the Warrants	Exercise Price per Share	Expiration Date

595,669	$0.15804	July 15, 2010
2,214,650	$0.15804	October 17, 2009
442,932	$0.15804	December 27, 2009
145,798	$0.15804	May 13, 2010
158,183	$0.15804	September 10, 2011
158,195	$0.15804	February 2, 2012
316,062	$0.15804	March 1, 2013
151,862	$0.15804	March 13, 2017
2,296,908	$0.15804	June 13, 2017
6,480,259

Warrants to purchase common stock – In April 2005 and October 2005, in connection with issuance of convertible notes payable, the Company issued warrants to purchase 1,684,332 shares of common stock at $0.15 per share.  In October 2006, in connection with the issuance of convertible notes payable, the Company issued warrants to purchase 324,324 shares of common stock at $0.15 per share.  In connection with the Series C recapitalization, these warrants were surrendered in exchange for the issuance of 267,531 common shares.

At June 30, 2009, warrants issued in connection with miscellaneous business transactions were outstanding, as follows:

Number of common shares	Exercise Price per Share	Expiration

17,664	$0.15	October 22, 2010
10,000	$0.15	March 11, 2011
18,333	$0.15	September 29, 2011
45,997

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

14.	INCOME TAXES

The Company accounts for income taxes using the liability method as described by SFAS No. 109, Accounting for Income Taxes (“SFAS 109”).  The following are significant components of the Company’s net deferred tax assets computed at the tax rate of 34% at June 30:

	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$14,255,000	$14,936,000
General business credit carryforwards	763,000	676,000
Stock-based compensation expense	421,000	314,000
Equity in loss of foreign subsidiary	302,000	194,000
Impairment reserves	236,000	49,000
Accrued expenses	115,000	129,000
Account receivable reserves	104,000	72,000
Difference in adjusted basis of property and equipment	(13,000)	(11,000)
Total gross deferred tax assets	16,183,000	16,359,000
Less valuation allowance	16,183,000	16,359,000
Net deferred tax assets	$-	$-

The Company recognized net taxable income of approximately $1,300,000 during the period ended June 30, 2009.  That amount was offset by utilization of net operating loss carryforwards.  The Company has recognized a valuation allowance equal to the deferred tax assets due to the uncertainty of realizing the benefits of the assets. The valuation allowance decreased by $32,000 and increased by $1,382,000 for the six months ended June 30, 2009 and 2008, respectively, based on management’s estimate of the expected realization of the net deferred tax assets.

At June 30, 2009 and 2008, the Company had net operating loss carryforwards for federal income tax purposes of approximately $41,928,000 and $43,929,000, respectively, available to offset future income, which begin to expire in 2018.  General business credit carryforwards begin to expire in 2018.

Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than 50% change in ownership). As a result of these provisions, utilizations of the net operating loss and tax credit carryovers may be limited.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

15.	COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS

Retirement plan – The Company has adopted a salary deferral saving plan, or 401(k) plan. The plan covers all employees who meet the plan’s eligibility requirements. The plan allows for discretionary Company matching contributions. No matching contributions were made for the six months ended June 30, 2009 or 2008.

Operating lease obligations – The Company leases its office facilities under a non-cancelable operating lease expiring on June 30, 2011. The Company subleased part of its office facilities under a non-cancelable operating lease that expired during 2009.  The Company has also entered into vehicle leases agreements for 36 months expiring in 2011. The future minimum lease payments at June 30, 2009 are as follows:

Twelve Month Period Ending June 30:

2010	$565,431
2011	574,434
2012	250,599
$1,390,464

Total rental expense was $154,353  and $307,618 for the three and six months ended June 30, 2009, respectively and $139,467 and $270,930 for the three and six months ended June 30, 2008, respectively.  Sublease rental income of $0 and $4,698 for the three and six months ended June 30, 2009 respectively and $28,469 and $56,493 for the three and six months ended June 30, 2008, respectively, is included in other income.

Employment agreement – The Company has entered into an employment agreement with its President and Chief Executive Officer which provides for a severance package equal to nine months of salary should his employment be terminated without cause. The agreement also provides for acceleration of stock options, which would have otherwise vested over a six month period after the termination date, and certain other matters.

Future payroll taxes – The Company is subject to employer payroll taxes when employees exercise stock options. The payroll taxes are assessed on the stock option gain, which is the difference between the common stock price on the date of exercise and the exercise price. The tax rate varies depending upon the employees’ taxing jurisdiction. The timing and amount of employer payroll taxes is directly related to the timing and number of options exercised by employees, the gain thereon, and the tax rate in the applicable jurisdiction. The Company has not recorded any employer payroll taxes related to stock option exercises as no options have been exercised at a price greater than the estimated common stock valuation.  Because the Company is unable to predict the timing and amount of these future employer payroll taxes, no accrual has been made in the accompanying financial statements.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

15.	COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS, continued

Royalty agreements – The Company has entered into agreements that provide for the payment of royalties for licensed technology that is incorporated into Company products.

Other agreements – The Company has entered into various consulting and services agreements.  The agreements include one that is effective January 1, 2008 that provides for sales support for a one year period.  The agreement calls for monthly payments of $41,667 plus incentives for reaching sales targets and is cancelable with 90 days advance notice.  The agreement was extended for one year to expire on December 31, 2009.  The new agreement provides for monthly payments of $47,000 per month plus incentives for reaching sales targets.

An investment bank has been retained to advise the Company on strategic options.  Arrangements with the investment bank provide for fixed monthly fees, which are charged to expense as incurred, and variable success and contingent fees are payable in the event of the merger transaction, discussed in Note 2, being completed.

Pending audits – The Company is in process of undergoing several audits of payroll and business tax returns.  Management does not believe these audits will result in any significant additional liabilities to the Company.

Pending litigation – From time to time, the Company is party to pending or threatened litigation.  As of June 30, 2009, the Company was aware of a lawsuit from a former supplier seeking unspecified damages arising from an alleged breach of a contract to design and build certain prototype devices.  Management disputes the claim and does not believe resolution of this matter will result in any significant additional liabilities to the Company.  In 2007, a former employee filed suit in the US District Court for Eastern Michigan alleging a number of employment-related claims.   Defense of the claim was assumed by the Company’s employment practices liability insurance carrier. On January 14, 2009 a jury returned a verdict in favor of the Company.  A motion for a new trial has been filed by the former employee, but was denied by the court.  The decision is subject to appeal but no appeal has yet been filed.

Retention agreements – The Company has established a $500,000 retention pool payable to certain executives upon a change of control.  The payments are subject to certain conditions.  A separate agreement has been established to compensate another member of management up to $40,000 upon certain events, including a change of control.

CONFIRMA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued
June 30, 2009 and 2008

15.	COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS, continued

Indemnification – Under the Company’s software license agreements, the Company has agreed to indemnify and hold customers harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, incurred in connection with allegation of violation or infringement of a third party’s intellectual property rights by the Company or claims resulting from acts or omissions by the Company.  In the event that a claim by a third party of infringement occurs, the Company is obligated to reimburse all damages or costs incurred, and has the right to select and control the defense or settlement or other action with respect to claims, actions or proceedings, and either procure the continued use of the licensed software, replace the software with a comparable product or accept the return of the license software and reimburse license fees paid less deprecation allowances.  The Company has not experienced any losses in connection with the indemnification clauses.  Due to a lack of history of losses or anticipated losses resulting from this provision in the software license agreements, management has not accrued any liability nor is management able to estimate any potential future obligations.